Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of First Merchants Corporation on Form
S-8 (File Number 333-50484) of our report dated June 16, 2014, of our audit on the financial statements of First
Merchants Corporation Retirement Income and Savings Plan for the years ended December 31, 2013 and 2012, which report is included in its Annual Report on Form 11-K.

/s/ BKD, LLP

Indianapolis, Indiana
June 16, 2014